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                                                                  Exhibit (k)(7)

                ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME
                                      FUND

                                   ----------

                            AUCTION AGENCY AGREEMENT

                         dated as of _____________, 2003

                                   Relating to

                         Auction Market Preferred Shares

                Series M7, Series T28, Series W7 and Series TH28

                                     of the

                ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME
                                      FUND

                                   ----------
                              The Bank of New York,
                                as Auction Agent

                            AUCTION AGENCY AGREEMENT

          This Auction Agency Agreement (this "Agreement"), dated as of _____________, 2003, is between the Advent Claymore Convertible Securities and Income Fund (the "Fund") and The Bank of New York, a New York banking corporation.

          The Fund proposes to issue an aggregate of 2,150 preferred shares, par value $0.001 per share, liquidation preference $25,000 per share, designated as Auction Market Preferred Shares, Series M7, an aggregate of 2,150 preferred shares, par value $0.001 per share, liquidation preference $25,000 per share, designated as Auction Market Preferred Shares, Series T28, an aggregate of 2,150 preferred shares, par value $0.001 per share, liquidation preference $25,000 per share, designated as Auction Market Preferred Shares, Series W7 and an aggregate of 2,150 preferred shares, par value $0.001 per share, liquidation preference $25,000 per share, designated as Auction Market Preferred Shares, Series TH28 (together the "AMPS"), pursuant to the Statement of Preferences (as defined below).

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          The Fund desires that The Bank of New York perform certain duties as agent in connection with each Auction (as defined below) (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the AMPS (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Fund hereby appoints The Bank of New York as said Auction Agent.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

1.   Definitions and Rules of Construction.

          1.1   Terms Defined By Reference to Statement.

          Capitalized terms not defined herein shall have the respective meanings specified in the Statement.

          1.2   Terms Defined Herein.

          As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

                (b) "Agreement" shall mean the Agreement relating to one or more series of AMPS.

                (c) "AMPS" shall mean the preferred shares, par value $.001 per share, of the Fund designated as its "Auction Market Preferred Shares" and bearing such further designation as to series as the Board of Trustees of the Fund or any committee thereof shall specify.

                (d) "Auction" shall have the meaning specified in Section 2.1 hereof.

                (e) "Auction Procedures" shall mean the auction procedures constituting Part II of the Statement as of the filing thereof.

                (f)   "Authorized Officer" of the Auction Agent shall mean each

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Vice President, Assistant Vice President and Assistant Treasurer of the Auction
Agent assigned to the Dealing and Trading Group of its Corporate Trust Department and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication to the Fund.

                (g) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

                (h) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

                (i) "Statement" shall mean the Statement of Preferences of Auction Market Preferred Shares, as the same may be amended, supplemented or modified from time to time.

                (j) "Fund Officer" shall mean the Chairman and Chief Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Fund, and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice to the Auction Agent.

          1.3   Rules of Construction.

          Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of the Agreement:

                (a) Words importing the singular number shall include the plural number and vice versa.

                (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

                (c) The words "hereof", "herein", "hereto" and other words of similar import refer to the Agreement as a whole.

                (d) All references herein to a particular time of day shall be to New York City time.

                (e) This Agreement shall apply separately but equally to all series of AMPS that may be issued. Sections 1 and 2 hereof shall be read in

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conjunction with the Statement and in the event of any conflict with the
Statement, the Statement shall take precedence.

2.   The Auction.

          2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                (a) The Board of Trustees of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for any Subsequent Rate Period of any series of AMPS for which the Applicable Rate is to be determined by auction. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

                (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

          2.2 Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

                (a) Not later than seven days prior to the first Auction Date for the first series of AMPS subject to an Auction, the Fund shall provide the Auction Agent with a list of the Broker-Dealers. Not later than seven days prior to any Auction Date for any series of AMPS for which any change in such list of Broker-Dealers is to be effective, the Fund will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer; provided, however, that if the Fund proposes to designate any Special Rate Period of any series of AMPS pursuant to Section 3 of Part I of the Statement, not later than 11:00 A.M. on the second Business Day next preceding the Auction next preceding the first day of such Rate Period or by such later time or date, or both, as may be reasonably practicable under the circumstances, the Fund shall provide the Auction Agent with a list of the Broker-Dealers for such series, in the event that such list contains any Broker-Dealer that has not already executed the Broker-Dealer Agreement, and a manually signed

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copy of the Broker-Dealer Agreement for such Broker-Dealer. The Auction Agent and the Fund shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                (b) As promptly as practicable after determining each Auction Date, but not later than 9:15 a.m. on the Business Day preceding such Auction Date, the Auction Agent shall notify the Broker-Dealers, by such means as the Auction Agent deems practicable, of the scheduled date of such Auction Date. If the Auction Date for any Auction shall be changed after the Auction Agent has given such notice or the notice referred to in clause (g) of paragraph 1 of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of (x) 9:15 a.m. on the Business Day preceding the new Auction Date, and (y) 9:15 a.m. on the original Auction Date. Thereafter, the Broker-Dealers shall promptly notify customers of the Broker-Dealers that are Existing Holders of such change in the Auction Date.

                (c) The provisions contained in the Statement concerning Special Dividend Periods and the notification of a Special Dividend Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                      (i) On each Auction Date, the Auction Agent shall determine the dividend rate and the Maximum Rate. If any Treasury Index Rate is not quoted on an interest or bond equivalent basis, as the case may be, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Statement if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Fund as to the method of such conversion.

                      (ii) If any LIBOR Rate is to be determined by reference to Telerate Page 3750 or by rate quotations provided by LIBOR Dealer(s), as the case may be, and Telerate Page 3750 is unavailable or the LIBOR Dealer(s) fail to provide rate quotations, as the case may be (as described in the Statement), then the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute LIBOR Dealer(s) to provide such rate quotations(s) not being supplied.

                      (iii)  If any Treasury Index Rate is to be based on rates

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     supplied by U.S. Government Securities Dealers and one or more of the U.S.
     Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall promptly notify the Fund so that the Fund can determine whether to select a Substitute U.S. Government Securities Dealer(s) to provide the quotation(s) not being supplied by any U.S. Government Securities Dealer(s). The Fund shall promptly advise the Auction Agent of any such selection.

                (d)   (i)    The Auction Agent shall maintain a registry of
     the beneficial owners of the AMPS of each series who shall constitute Existing Holders of AMPS of such series for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing AMPS of such series. The Auction Agent shall keep such registry current and accurate based on the information provided to it from time to time by the Broker-Dealer. The Fund shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the AMPS of each series a list of the initial Existing Holders of the shares of each such series of AMPS, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of AMPS of any series (A) such list, (B) the results of Auctions,
     (C) notices from any Broker-Dealer as described in Section 2.2(d) hereof and (D) the results of any procedures approved by the Fund that have been devised for the purpose of determining the identities of Existing Holders in situations where AMPS may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures.

                      (ii) In the event of any partial redemption of any series of AMPS, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request each Broker-Dealer to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should remain Existing Holders after such redemption based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of AMPS of such series such Broker-Dealer believes are owned by such Person after such redemption. In the absence of receiving any such information from any

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     Broker-Dealer, the Auction Agent may continue to treat the Persons listed in its registry of Existing Holders as the beneficial owner of the number of AMPS of such series shown in such registry.

                      (iii) The Auction Agent shall be required to register a transfer of AMPS of any series from an Existing Holder of such AMPS only if such transfer is to another Existing Holder, or other Person if permitted by the Fund, and only if such transfer is made (A) pursuant to an Auction,
     (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit B to the Broker-Dealer Agreements by a Broker-Dealer of such transfer or (II) in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements by the Broker-Dealer of any Existing Holder, or other Person if permitted by the Fund, that purchased or sold such AMPS in an Auction of the failure of such AMPS to be transferred as a result of such Auction or (C) pursuant to procedures approved by the Fund that have been devised for the purpose of determining the identities of Existing Holders in situations where AMPS may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of any AMPS if the Auction Agent has been notified in writing by the Broker Dealer, in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement, of any Person that (i) purchased any AMPS and the seller failed to deliver such shares or (ii) sold any AMPS and the purchaser failed to make payment to such Person upon delivery to the purchaser of such shares.

                (e) The Auction Agent may, but shall have no obligation to, request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of AMPS such Broker-Dealer believes to be owned by such Person. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such AMPS to any Person other than the Fund and the Broker-Dealer that provided such information; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

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          2.3   Auction Schedule.

          The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

TIME                         EVENT
----                         -----
By 9:30 A.M.                 Auction Agent advises the Fund and Broker-Dealers
                             of the applicable Maximum Rate and the LIBOR
                             Rate(s) and Treasury Index Rate(s), as the case may
                             be, used in determining such Maximum Rate.

9:30 A.M. - 1:30 P.M.        Auction Agent assembles information communicated to
                             it by Broker-Dealers as provided in Section 2(a) of
                             the Auction Procedures. Submission Deadline is 1:30
                             P.M.

Not earlier than 1:30 P.M.   Auction Agent makes determinations pursuant to
                             Section 3(a) of the Auction Procedures.

By approximately 3:30 P.M.   Auction Agent advises Fund of results of Auction as
                             provided in Section 3(b) of the Auction Procedures.
                             Submitted Bids and Submitted Sell Orders are
                             accepted and rejected and AMPS allocated as
                             provided in Section 4 of the Auction Procedures.
                             Auction Agent gives notice of Auction results as
                             set forth in paragraph 1 of the Settlement
                             Procedures.

                The Auction Agent shall follow the notification procedures set forth in paragraph 1 of the Settlement Procedures.

                The Auction Agent will follow the Bond Market Association's
Market

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Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "BMA Recommendation") unless the Auction Agent is instructed otherwise by the Fund. In the event of a BMA Recommendation applying to an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:30 p.m., for such Auction Date.

          2.4   Notice of Auction Results.

          The Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Dividend Period for the related AMPS by telephone or by other electronic means acceptable to the parties through its Auction Processing System as set forth in paragraph 1 of the Settlement Procedures.

          2.5   Broker-Dealers.

                (a) Not later than 12:00 Noon on each Auction Date for any series of AMPS, the Fund shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to
Section 2.7 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 2.7 of each such Broker-Dealer Agreement.

                (b) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund, provided that at least one Broker-Dealer Agreement would be in effect for each series of AMPS after such termination.

                (c) The Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Fund shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Fund shall request, which schedules, among other things, shall set forth the series of AMPS to which such Broker-Dealer Agreement relates.

                (d)   The Auction Agent shall maintain a list of Broker-Dealers.

          2.6   Information Concerning Rates.

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                (a)   The Applicable Percentage and the Applicable Spread on the
date of the Agreement are those rates as determined by the Fund and provided to the Auction Agent on the date even herewith. If there is any change in the credit rating of AMPS by the rating agency (or substitute or successor rating agencies) referred to in the definition of "Applicable Percentage" and "Applicable Spread" resulting in any change in the Applicable Percentage or Applicable Spread for AMPS after the date given herewith, the Fund shall notify the Auction Agent in writing of such change in the Applicable Percentage or Applicable Spread prior to 12:00 Noon on the Business Day prior to the next Auction Date for any series of AMPS succeeding such change. In determining the Maximum Rate for any series of AMPS on any Auction Date as set forth in 2.6(a)(i) hereof, the Auction Agent shall be entitled to rely on the last Applicable Percentage and Applicable Spread for AMPS of which it has most recently received notice from the Fund (or, in the absence of such notice, the percentage or spread determined by reference to the definition of Applicable Percentage and Applicable Spread), respectively.

                      (i) On each Auction Date for any series of AMPS, the Auction Agent shall determine the Maximum Rate for such series in accordance with Part I of the Statement.

     Not later than 9:30 A.M. on each Auction Date the Auction Agent shall notify the Fund and the Broker-Dealers of the Maximum Rate and the LIBOR Rate(s) and Treasury Index Rate(s), as the case may be, used to make such determination.

                      (ii) From and after a Failure to Deposit by the Fund during any Rate Period of any series of AMPS, until such failure is cured and a Late Charge is paid, in accordance with subparagraph (e)(i) of
     Section 2 of Part I of the Statement, on the first day of each Rate Period of such series the Auction Agent shall determine the Treasury Index Rate for such Rate Period of more than 365 Rate Period Days and the LIBOR Rate for Rate Periods of 365 Rate Period Days or fewer. Not later than 9:30 A.M. on each such first day, the Auction Agent shall notify the Fund of the applicable LIBOR Rate or Treasury Index Rate.

                      (iii) If any LIBOR Rate is to be determined by reference to Telerate Page 3750 or by rate quotations provided by LIBOR Dealer(s), as the case may be, and Telerate Page 3750 is unavailable or the LIBOR Dealer(s) fail to provide rate quotations, as the case may be (as described in the Statement), then the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute LIBOR Dealer(s) to provide such rate quotations(s) not being supplied.

                      (iv)   If any Treasury Index Rate is not quoted on an

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     interest or bond equivalent basis, as the case may be, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Statement if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Fund as to the method of such conversion.

                      (v) If any Treasury Index Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall promptly notify the Fund so that the Fund can determine whether to select a Substitute U.S. Government Securities Dealer(s) to provide the quotation(s) not being supplied by any U.S. Government Securities Dealer(s). The Fund shall promptly advise the Auction Agent of any such selection.

          2.7   Designation of Special Rate Period.

                (a) Subject to the Fund's option to designate a Special Rate Period as referred to in paragraph (b) of this Section 2.7, (i) each Rate Period of any series of AMPS will be a Minimum Rate Period (a duration of seven Rate Period Days or twenty-eight Rate Period Days, subject to certain exceptions) and
(ii) each Rate Period following a Rate Period of any series of AMPS that is other than a Minimum Rate Period will be a Minimum Rate Period.

                (b) Pursuant to the Statement, the Fund may, at its option, designate a Special Rate Period for any series of AMPS in the manner described in Section 3 of Part I of the Statement.

                      (i) If the Board of Trustees proposes to designate any Subsequent Rate Period of any series of AMPS as a Special Rate Period, (A) the Fund shall deliver to the Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit C hereto not less than 20 (or such lesser number of days as may be reasonably practicable under the circumstances) nor more than 30 days prior to the first day of such proposed Special Rate Period and (B) the Auction Agent on behalf of the Fund shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series of AMPS at the address set forth for such Existing Holder in the records of the Auction Agent and to the Broker-Dealers for such series as promptly as

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     practicable after its receipt of such notice from the Fund.

                      (ii) If the Board of Trustees determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, (A) the Fund shall deliver to the Auction Agent a notice of such determination in the form of Exhibit D hereto not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period and (B) the Auction Agent shall deliver such notice to the Broker-Dealers for such series not later than 3:00 P.M. on such second Business Day.

                      (iii) If the Fund shall deliver to the Auction Agent a notice not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period stating that the Fund has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit E hereto, or shall fail to timely deliver either such notice or a notice in the form of Exhibit F hereto, the Auction Agent shall deliver a notice in the form of Exhibit E hereto to the Broker-Dealers for such series not later than 3:00 P.M. on such second Business Day.

          Such change in the length of any Rate Period shall not occur if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction.

          2.8   Failure to Deposit.

                (a) If any Failure to Deposit shall have occurred with respect to any series of AMPS during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the fourth Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 2.8(c) hereof and the Fund shall have paid to the Auction Agent a late charge (a "Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on such shares, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with Section 2.8(c) hereof (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying

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the rate obtained against the aggregate liquidation preference of the outstanding AMPS and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares of any series of AMPS, if any, for which Notice of Redemption has been given by the Fund, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with Section 2.8(c) hereof (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of such series of AMPS to be redeemed, then the Auction Agent shall deliver a notice in the form of Exhibit F hereto by first-class mail, postage prepaid, to the Broker-Dealers for such series not later than one Business Day after its receipt of the payment from the Fund curing such Failure to Deposit and such Late Charge.

                (b)   If:

                      (i) any Failure to Deposit shall have occurred with respect to AMPS during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the fourth Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with Section 2.8(c) hereof or the Fund shall not have paid the applicable Late Charge to the Auction Agent; or

                      (ii) any Failure to Deposit shall have occurred with respect to AMPS during a Special Rate Period thereof consisting of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with Section 2.8(c) hereof or the Fund shall not have paid the applicable Late Charge to the Auction Agent;

then the Auction Agent shall deliver a notice in the form of Exhibit G hereto to the Broker-Dealers for such series as soon as practicable following such fourth Business Day.

                (c) A Failure to Deposit with respect to shares of a series of AMPS shall have been cured with respect to any Rate Period if, within the respective time periods described immediately above, the Fund shall have paid to the Auction Agent (i) all accumulated and unpaid dividends on shares of such series of AMPS and (ii) without duplication, the Redemption Price for the shares of such series of AMPS, if any, for which Notice of Redemption has been mailed; provided, however, that the foregoing clause (ii) shall not apply to the Fund's failure to pay the Redemption Price in respect of shares of a series of AMPS when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and each such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

          2.9   Ownership of Shares of AMPS.

          The Fund shall notify the Auction Agent if the Fund or any affiliate of the Fund acquires any AMPS of any series. Neither the Fund nor any affiliate of the Fund shall submit any Order in any Auction for AMPS, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Fund may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this Section 2.9, a Broker-Dealer shall not be deemed to be an affiliate of the Fund solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a director of the Fund. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

          2.10  Access to and Maintenance of Auction Records.

          The Auction Agent shall afford to the Fund, its agents, independent public accountants and counsel and the Broker-Dealers, access at reasonable times during normal business hours to review and make extracts or copies of all books, records, documents and other information concerning the conduct and results of Auctions (at no cost to the Auction Agent), provided that any such agent, accountant, counsel or Broker-Dealer shall furnish the Auction Agent with a letter from the Fund requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of six years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

          The Fund agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section
2.10. The Fund reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability. Any such agent, accountant or counsel, before having access to such information, shall be deemed to have agreed to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability. The Auction Agent shall have no responsibility for, and shall have no liability in connection with, the Fund's performance of its duties under this
Section 2.10.

3.   The Auction Agent as Dividend and Redemption Price Disbursing Agent.

          The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of AMPS of any series (i) on each Dividend Payment Date for such series, dividends on the AMPS of such series, (ii) on any date fixed for redemption of AMPS of any series, the Redemption Price of any shares of such series called for redemption and (iii) any Late Charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Fund with which to pay such dividends, Redemption Price or Late Charge. The amount of dividends for any Rate Period for any series of AMPS to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Fund as set forth in Section 2 of Part I of the Statement with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Fund as set forth in
Section 10 of Part I of the Statement with respect to such series. The Fund shall notify the Auction Agent in writing of a decision to redeem shares of any series of AMPS at least one day prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by paragraph
(c) of Section 10 of Part I of the Statement. Such notice by the Fund to the Auction Agent shall contain the information required by paragraph (c) of Section 10 of Part I of the Statement to be stated in the notice of redemption required to be mailed by the Fund to such Holders.

4.   The Auction Agent as Transfer Agent and Registrar.

          4.1   Issue of Stock or Shares Certificates.

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          Upon the Date of Original Issue of each series of AMPS, one or more certificates representing all of the shares of such series issued on such date shall be issued by the Fund and, at the request of the Fund, registered in the name of Cede & Co. and countersigned by the Auction Agent.

          4.2   Registration of Transfer of Shares.

          Shares of each series of AMPS shall be registered solely in the name of the Securities Depository or its nominee.

          4.3   Removal of Legend on Restricted Shares.

          All requests for removal of legends on AMPS of any series indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Fund Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

          4.4   Lost Stock or Share Certificates.

          The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Auction Agent, subject at all times to provisions of law, the By-Laws of the Fund governing such matters and resolutions adopted by the Board of Trustees of the Fund with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Auction Agent that such issuance will comply with such provisions of law and the By-Laws and resolutions of the Board of Trustees of the Fund.

          4.5   Disposition of Cancelled Certificates; Record Retention.

          The Auction Agent shall retain all stock or share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years from the date of such cancellation. The Fund shall also undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. The Fund, at its expense, shall cause the Auction Agent to retain such records for a minimum additional period of at least four calendar years from the date of delivery of the records to the Fund and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Commission. Thereafter, such records shall not be destroyed by the Fund without the approval of the Auction Agent, which approval shall not be withheld unreasonably, and will be safely stored for possible future reference.

          4.6   Stock or Record Books.

          For so long as the Auction Agent is acting as the transfer agent for any series of AMPS pursuant to the Agreement, it shall maintain a stock or record book containing a list of the Holders of the AMPS of each such series. In case of any request or demand for the inspection of the stock or record books of the Fund or any other books in the possession of the Auction Agent, the Auction Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the stock or record books or other books to any Person if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

          4.7   Return of Funds.

          Any funds deposited with the Auction Agent hereunder by the Fund for any reason, including but not limited to redemption of AMPS of any series, that remain unpaid after ninety days shall be repaid to the Fund upon the written request of the Fund.

5.   Representations and Warranties.

          5.1   Representations and Warranties of the Fund

          The Fund represents and warrants to the Auction Agent that:

                (a) the Fund is a duly organized and existing statutory trust in good standing under the laws of the State of its incorporation or organization and has full corporate power or all requisite power to execute and deliver the Agreement and to authorize, create and issue the AMPS of each series, and the AMPS of each series when issued, will be duly authorized, validly issued, fully paid and nonassessable;

                (b) the Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund;

                (c) the form of the certificate evidencing the AMPS of each series complies or will comply with all applicable laws of the State of its incorporation or organization;

                (d) when issued, the AMPS of each series will have been duly registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of the Agreement or will have been required in connection with the issuance of AMPS of each series;

                (e) the execution and delivery of the Agreement and the issuance and delivery of the AMPS of each series do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Agreement and Declaration of Trust, the By-Laws of the Fund, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Fund or the Fund and its subsidiaries taken as a whole; and

                (f) no taxes are payable upon or in respect of the execution of the Agreement or the issuance of the AMPS of any series.

          5.2   Representations and Warranties of the Auction Agent.

          The Auction Agent represents and warrants to the Fund that:

                      (i) The Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

                      (ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

6.   The Auction Agent.

          6.1   Duties and Responsibilities.

                (a) The Auction Agent is acting solely as a non-fiduciary agent for the Fund hereunder and owes no duties to any Person, other than the Fund, by reason of this Agreement.

                (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                (c) In the absence of willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining the pertinent facts.

          6.2   Rights of the Auction Agent.

                (a) The Auction Agent may conclusively rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or both.

                (b) The Auction Agent may consult with counsel of its choice, and shall have no liability for acting or refraining from acting in accordance with advice from such counsel, except as otherwise provided for in this Agreement.

                (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          6.3   Compensation, Expenses and Indemnification.

                (a) The Fund shall pay the Auction Agent an annual fee as compensation for all services rendered by it under the Agreement and the Broker-Dealer Agreements as the Fund and the Auction Agent have agreed to in writing from time to time.

                (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Agreement and the Broker-Dealer Agreements (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its negligence or bad faith. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                (c) The Fund shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the reasonable costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder.

          6.4   Auction Agent's Disclaimer.

                The Auction Agent makes no representation as to the validity or adequacy of this Agreement, the Broker-Dealer Agreements, the AMPS of any series, or any documents related thereto, except that the Auction Agent hereby represents that this Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent. The Auction Agent shall not be responsible for or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

7.   Miscellaneous.

          7.1   Term of Agreement.

                (a) The term of the Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate the Agreement at any time by so notifying the Auction Agent, provided that the Fund has entered into an agreement in substantially the form of the Agreement with a successor Auction Agent. The Auction Agent may terminate the Agreement upon written notice to the Fund on the date specified in such notice, which date shall be no earlier than 45 days after the date of delivery of such notice. In the event the AMPS are no longer held in electronic book entry form, the Auction Agent's responsibilities under the Agreement, as they relate to Auctions, shall be suspended until such time as the AMPS are again held in book entry form.

                (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Fund and the Auction Agent under the Agreement with respect to any series of AMPS shall cease upon termination of the Agreement with respect to such series. The Fund's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and 6.3 hereof shall survive the termination of the Agreement with respect to any series of AMPS. Upon termination of the Agreement with respect to any series of AMPS, the Auction Agent shall, at the Fund's request, promptly deliver to the Fund copies of all books and records maintained by it with respect to AMPS in connection with its duties hereunder.

          7.2   Communications.

          Except for (i) communications authorized to be by telephone pursuant to the Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below and, where appropriate, reference the particular Auction to which such notice relates:

If to the Fund,           Advent Claymore Convertible Securities and Income Fund
                          c/o Advent Capital Management, LLC
                          1065 Avenue of the Americas, 31st Floor
                          New York, New York 10018
                          Attention:  Rodd Baxter, Secretary
                          Telecopier No.: (212) 480-9655
                          Telephone No.: (212) 482-1600

If to the Auction Agent,  The Bank of New York
                          100 Church Street
                          8th Floor
                          New York, New York 10286
                          Attention: Corporate Trust - Dealing and Trading -
                                     Auction Desk
                          Telephone No.: 212-437-6166
                          Telecopier No.: 212-437-6123

          Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by telephone (confirmed by telecopy or in writing) by an Authorized Officer.

          7.3   Entire Agreement.

          This Agreement contains the entire agreement between the parties relating to, and superseding any prior agreement between the parties relating to, the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

          7.4   Benefits.

          Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

          7.5   Amendment; Waiver.

                (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          7.6   Successors and Assigns.

          This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Auction Agent. This Agreement may not be assigned by any party hereto absent the prior written consent of the other party.

          7.7   Severability.

          If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

          7.8   Disclosure of Information.

          The Auction Agent agrees that it will not disclose or use any "non-public personal information" about the Fund's shareholders other than such uses or disclosures as are permitted by Regulation S-P under Section 504 of the Gramm-Leach-Biley Act ("Regulation S-P"). "Nonpublic personal information" about a shareholder shall mean: (i) personally identifiable financial information;
(ii) any list, description, or other grouping of consumers that is derived from using any personally identifiable information that is not publically available; and (iii) any other information that a Customer or the Transfer Agent is prohibited from using or disclosing pursuant to Regulation S-P.

          7.9   Governing Law.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF

THE GENERAL OBLIGATIONS LAW OF NEW YORK). The parties agree that all actions and proceedings arising out of this Auction Agency Agreement or any of the transactions contemplated hereby shall be brought in the County of New York and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Auction Agency Agreement or the transactions contemplated hereby.

                                        ADVENT CLAYMORE CONVERTIBLE
                                        SECURITIES AND INCOME FUND


                                        ----------------------------------
                                        By: Name:  Rodd Baxter
                                            Title: Secretary

                                        THE BANK OF NEW YORK


                                        ----------------------------------
                                        By: Name:
                                            Title:

                                                                       EXHIBIT A

                                     FORM OF
                             BROKER-DEALER AGREEMENT

                                                                       EXHIBIT B

                              SETTLEMENT PROCEDURES

          The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Broker-Dealer Agreement.

1. On each Auction Date, the Auction Agent shall notify by telephone, facsimile or other means of electronic communication acceptable to the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

     a.   the Applicable Rate fixed for the next succeeding Dividend Period;

     b. whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

     c. if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or Sell Order on behalf of a Beneficial Owner, the number of AMPS, if any, to be sold by such Beneficial Owner;

     d. if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of AMPS, if any, to be purchased by such Potential Beneficial Owner;

     e. if the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of AMPS and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

     f. if the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker Dealers (and the name of the Agent Member, if any, of each such

          Seller's Broker-Dealer) acting for one or more sellers of such excess number of AMPS and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

     g. the Auction Date of the next succeeding Auction with respect to the AMPS.

2. On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

     a. (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of AMPS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period, and, (ii) in the case that the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, as described in paragraph 1.f, then such Buyer's Broker-Dealer shall instruct each Potential Beneficial Owner of such excess AMPS to instruct such Potential Beneficial Owner's Agent Member to pay to the Seller's Broker-Dealer (or its Agent Member), the names of whom are to be provided pursuant to paragraph 1.f, through the Securities Depository the amount necessary to purchase the number of such excess AMPS to be purchased by such Potential Beneficial Owner against receipt of such shares;

     b. (i) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold AMPS of the Applicable Rate for the next succeeding Dividend Period, and, (ii) in the case that the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, as described in paragraph 1.e, then such Seller's Broker-Deal shall instruct each Beneficial Owner of such excess AMPS to instruct such Beneficial Owner's Agent Member to deliver to the Buyer's Broker-Dealer (or its Agent Member), the names of whom are to be provided pursuant to paragraph 1.e, through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor;

     c. advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

     d. advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

     e. advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

3. On the basis of the information provided to it pursuant to paragraph 1 above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to 2(a) above and any AMPS received by it pursuant to 2(b) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to 1(e) or 1(f) above.

4.   On each Auction Date:

     a. each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in 2(a) or (b) above, as the case may be;

     b. each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) deliver the shares to be sold pursuant to 2(b)(ii) above through the Securities Depository to any Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to 1(e) above against payment therefor; and (B) pay through the Securities Depository to the Agent Member of the seller of such shares against receipt of such shares, and

     c. each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to any Seller's Broker-Dealer (or its Agent Member) identified pursuant to 1(f) above the amount necessary to purchase the shares to be purchased pursuant to 2(a)(ii) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

5.   On the day after the Auction Date:

     a. each Bidder's Agent Member referred to in 4(a) above shall instruct the Securities Depository to execute the transactions described in 2(a) or (b) above, and the Securities Depository shall execute such transactions;

     b. each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in 4(b) above, and the Securities Depository shall execute such transactions; and

     c. each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in 4(c) above, and the Securities Depository shall execute such transactions.

6. If any Beneficial Owner selling AMPS in an Auction fails to deliver such AMPS (by authorized book-entry), a Broker-Dealer of any Potential Beneficial Owner that was to have purchased AMPS in such Auction may deliver to such Potential Beneficial Owner a number of AMPS that is less than the number of AMPS that otherwise were to be purchased by such Potential Beneficial Owner. In such event, the number of AMPS to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of AMPS shall constitute good delivery. Notwithstanding the foregoing provisions of this paragraph 6, any delivery or non delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreement.

                                                                       EXHIBIT C

             ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND
                          NOTICE OF PROPOSED CHANGE OF
                            LENGTH OF RATE PERIOD OF
                         AUCTION MARKET PREFERRED SHARES
                                    ("AMPS")

          Advent Claymore Convertible Securities and Income Fund (the "Fund") may exercise its option to designate the Rate Period of its Series ____ AMPS commencing [the first day of the Special Rate Period] as a Special Rate Period.

          By 11:00 A.M. on the second Business Day preceding the first day of such proposed Special Rate Period, the Fund will notify ___________________ of either (a) its determination to exercise such option, designating the length of such Special Rate Period for such series or (b) its determination not to exercise such option.

                                                     ADVENT CLAYMORE CONVERTIBLE
                                                     SECURITIES AND INCOME FUND


                                                     ---------------------------


Dated: __________, 20__

                                                                       EXHIBIT D

                ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME
                                      FUND
                  NOTICE OF CHANGE OF LENGTH OF RATE PERIOD OF
                         AUCTION MARKET PREFERRED SHARES
                                    ("AMPS")

          NOTICE IS HEREBY GIVEN that Advent Claymore Convertible Securities and Income Fund (the "Fund") has determined to designate the Rate Period of its Series ____ AMPS commencing on [the first day of the Special Rate Period] as a Special Rate Period.

          The Special Rate Period will be __________ [Rate Period Days].

          The Auction Date for the Special Rate Period is [the Business Day next preceding the first day of such Special Rate Period].

          As a result of the Special Rate Period designation, the amount of dividends payable on Series ____ AMPS during the Special Rate Period will be based on a 360-day year.

          The Special Rate Period shall not commence if (a) an Auction for AMPS shall not be held on such Auction Date for any reason or (b) an Auction for AMPS shall be held on such Auction Date but Sufficient Clearing Bids for such shares shall not exist in such Auction.

          The scheduled Dividend Payment Dates for such series of AMPS during such Special Rate Period will be _________________________.

          [Special Redemption Provisions, if any]

          Attached hereto is a Preferred Shares Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is rating such AMPS) and Fitch Eligible Assets (if Fitch is rating such AMPS) each have an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (i) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and (ii) the Moody's

Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Moody's Exposure Period longer than the Moody's Exposure Period then applicable to the Fund).

                                                     ADVENT CLAYMORE CONVERTIBLE
                                                     SECURITIES AND INCOME FUND


                                                     ---------------------------

Dated:  __________, 20__

                                                                       EXHIBIT E

             ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND
                      NOTICE OF DETERMINATION NOT TO CHANGE
                            LENGTH OF RATE PERIOD OF
                         AUCTION MARKET PREFERRED SHARES
                                    ("AMPS")

                  NOTICE IS HEREBY GIVEN that the Advent Claymore Convertible Securities and Income Fund (the "Fund") has determined not to exercise its option to designate a Special Rate Period of its Series ___ AMPS and the next succeeding Rate Period of such series will be a Minimum Rate Period of ____ Rate Period Days.

                                                     ADVENT CLAYMORE CONVERTIBLE
                                                     SECURITIES AND INCOME FUND


                                                     ---------------------------


Dated:  __________, 20___

                                                                       EXHIBIT F

                ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME
                                      FUND
                     NOTICE OF CURE OF FAILURE TO DEPOSIT ON
                         AUCTION MARKET PREFERRED SHARES
                                    ("AMPS")

          NOTICE IS HEREBY GIVEN that the Advent Claymore Convertible Securities and Income Fund (the "Fund") has cured its Failure to Deposit and paid the applicable Late Charge with respect to its Series ___ AMPS. The dividend rate on the shares of Series ___ AMPS for the current Dividend Period is _____________% per annum, the Dividend Payment Date for the current Dividend Period is scheduled to be _______________, 20___ and the next Auction Date is scheduled to be _______________, 20___.

                                                     ADVENT CLAYMORE CONVERTIBLE
                                                     SECURITIES AND INCOME FUND


                                                     ---------------------------

Dated:  __________, 20___

                                                                       EXHIBIT G

                ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME
                                      FUND
                NOTICE OF FAILURE TO CURE A FAILURE TO DEPOSIT ON
                         AUCTION MARKET PREFERRED SHARES
                                    ("AMPS")

          NOTICE IS HEREBY GIVEN that Advent Claymore Convertible Securities and Income Fund (the "Fund") has failed to cure its Failure to Deposit and/or has failed to pay the applicable Late Charge with respect to its Series ____ AMPS. The dividend rate on the shares of Series ___ AMPS for the current Dividend Period is _____________% per annum, the Dividend Payment Date for the current Dividend Period is scheduled to be _______________, 20___ and the next Auction Date is scheduled to be _______________, 20___.

                                                     ADVENT CLAYMORE CONVERTIBLE
                                                     SECURITIES AND INCOME FUND


                                                     ---------------------------

Dated:  __________, 20___